Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated October 4, 2017, in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-220941) and related Prospectus of Apellis Pharmaceuticals, Inc. dated October 27, 2017.

/s/ Ernst & Young LLP

Louisville, KY

October 27, 2017